Exhibit 99.1

CERTAIN BUSINESS COMPONENTS AND PORTIONS

OF CUI GLOBAL, INC.’S POWER BUSINESS

Financial Statements of Certain Business Components of

the Power and Electromechanical Business that have been

acquired by Bel Fuse Inc. and Certain Allocations from CUI

Global, Inc.

As of and for the Year Ended December 31, 2018

Contents - Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business

Independent Auditor’s Report	2
Balance Sheet	4
Statement of Income	5
Statement of Changes in Net Parent Investment	6
Statement of Cash Flows	7
Notes to Financial Statements:	9
1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION	9
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES	10
3. FURNITURE AND EQUIPMENT, NET	19
4. GOODWILL AND INTANGIBLE ASSETS	20
5. COMMITMENTS AND CONTINGENCIES	21
6. NET PARENT INVESTMENT AND EXPENSE ALLOCATION	22
7. INCOME TAXES	23
8. CONCENTRATIONS	24
9. SUBSEQUENT EVENT	25

Independent Auditor’s Report

Stockholder and Board of Directors

CUI Global, Inc.

Tualatin, Oregon

Board of Directors

Bel Fuse Inc.

Jersey City, New Jersey

We have audited the accompanying balance sheet of certain business components and portions of CUI Global, Inc.’s Power and Electromechanical Business that have been acquired by Bel Fuse Inc., including: CUI, Inc. and Certain Allocations from CUI Global, Inc. (collectively, the “Business”), as defined in Note 1 to the financial statements, as of December 31, 2018, the related statements of income, changes in net parent investment, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”).

Adoption of New Accounting Standard

As discussed in Note 2 to the financial statements, the Business has changed its method for the recognition, measurement, presentation and disclosure of revenue in the year ended December 31, 2018 due to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.

In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Business as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

/s/ Perkins & Company, P.C.

Portland, Oregon

February 13, 2020

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Balance Sheet

As of December 31, 2018

(In thousands)

Assets:
Current Assets:
Trade accounts receivable, net of allowance of $73	$4,365
Inventories	6,452
Prepaid expenses and other	257
Total current assets	11,074

Furniture and equipment, less accumulated depreciation of $1,318	137
Goodwill	8,003
Intangible assets, less accumulated amortization of $2,437	4,572
Total assets	$23,786

Liabilities and Net Parent Investment:
Current Liabilities:
Accounts payable	$2,741
Accrued expenses	1,284
Contract liabilities	100
Refund liabilities	1,426
Total current liabilities	5,551

Deferred tax liabilities	344
Total liabilities	5,895

Commitments and contingencies

Net parent investment	17,891
Total liabilities and net parent investment	$23,786

See accompanying notes to financial statements

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Statement of Income

For the Year Ended December 31, 2018

(In thousands)

Total revenues	$40,241

Cost of revenues	23,110

Gross profit	17,131

Operating expenses:
Selling, general and administrative	10,071
Depreciation and amortization	120
Research and development	24
Provision for bad debt	12
Other operating expenses	5

Total operating expenses	10,232

Income from operations	6,899

Other income	5

Income before income taxes	6,904

Income tax expense	1,926

Net income	$4,978

See accompanying notes to financial statements

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Statement of Changes in Net Parent Investment

For the Year Ended December 31, 2018

(In thousands)

Balance, December 31, 2017	$14,396

Cumulative effect of accounting change	1,075
Balance, January 1, 2018, adjusted	15,471

Net distributions to parent	(2,558)
Net income	4,978

Balance, December 31, 2018	$17,891

See accompanying notes to financial statements

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Statement of Cash Flows

For the Year Ended December 31, 2018

(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	134
Amortization of intangibles	356
Provision for bad debt expense and returns allowances	12
Deferred income taxes	(957)
Inventory reserve	151
Loss on disposal of assets	5
(Increase) decrease in operating assets:
Trade accounts receivable	(884)
Inventories	(2,201)
Prepaid expenses and other current assets	(55)
Increase (decrease) in operating liabilities:
Accounts payable	805
Accrued expenses	51
Refund liabilities	456
Contract liabilities	(100)
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,751

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of furniture and equipment	(52)
Investments in intangible assets	(141)
NET CASH USED IN INVESTING ACTIVITIES	(193)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net distributions to parent	(2,558)
NET CASH USED IN FINANCING ACTIVITIES	(2,558)

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents at beginning of year	—

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—

See accompanying notes to financial statements

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Statement of Cash Flows (continued)

For the Year Ended December 31, 2018

(In thousands)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued furniture and equipment purchases at December 31	$1
Accrued investment in intangible assets at December 31	$2

See accompanying notes to financial statements

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business

Notes to Financial Statements

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Certain business components of CUI, Inc. and certain components of CUI Global, Inc.’s (“CUI Global”) or (“Parent”) Power and Electromechanical Business (collectively, the “Business”) have been carved out from CUI Global, Inc.’s consolidated financial statements. The Business has not historically constituted a separate legal group and stand-alone financial statements have not previously been prepared for the Business. A portion of corporate and CUI, Inc’s expenses that were included in CUI Global’s consolidated financial statements as well as certain assets and liabilities have been allocated in these financial statements in accordance with carve-out reporting. The accompanying financial statements present the historical financial position, results of operations and cash flows of the Business, which reflects the business activities acquired by Bel Fuse Inc. from CUI Global, Inc. and CUI, Inc. (see Note 9).

The Business (through CUI, Inc.) is a provider of power components including power supplies, transformers, converters, connectors and industrial controls for Original Equipment Manufacturers (OEMs).

The Business defines its product offerings as: power supply solutions, which consists of external and embedded AC-DC power supplies, DC-DC converters, and advanced power supply solutions. These offerings provide a technology architecture that addresses power and related accessories to industries as broadly ranging as consumer electronics, medical and defense, among others.

Basis of Presentation

These financial statements have been prepared on a standalone basis derived from the consolidated financial statements and related accounting records of CUI, Inc. and CUI Global, Inc. and have been prepared specifically for the purpose of facilitating the purchase of the Business, by Bel Fuse Inc. The accompanying financial statements include revenues directly generated by the Business, direct and allocated operating expenses and other costs and expenses attributable to the Business, and the assets and liabilities that management has determined are specifically attributable to or allocated to the Business. As such, the financial statements reflect the historical results of operations, financial position, and cash flows of the Business as they were historically managed and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). The balance sheet reflects those direct and allocated assets and liabilities that represent elements of the historical financial position of the Business including assets and liabilities retained by the Parent as a consequence of the Asset Purchase Agreement with Bel Fuse Inc. The cash held by the Parent was not specifically identifiable to the Business and therefore was not allocated. Third-party debt held by the Parent has not been allocated to the Business as the Business is not a legal obligor to the debt. Intercompany transactions with CUI, Inc. and CUI Global, Inc. are considered to be settled for cash in the cash flow statement in the same period as reported by the parent. Current income taxes and allocated expenses are deemed to have been remitted to CUI Global, Inc. in the period the related expenses were recorded. The total net effect of the assumed settlement of these items is reflected in the cash flow statement as a financing activity (net distributions to parent) and in the balance sheet within the Net Parent Investment section. Net Parent Investment represents the Business’s cumulative earnings (loss) as adjusted for assumed settlement of net distributions to Parent. A discussion of the relationship with CUI Global, Inc. and CUI, Inc., including a description of the costs allocated to the Business, is included in Note 6. The financial statements reflect allocations of expenses related to certain support functions that are provided on a centralized basis by CUI Global, Inc. These expenses and expenses of CUI, Inc. have been allocated to the Business on the basis of direct usage when identifiable, with others allocated based on relevant criteria. Management believes the assumptions underlying the financial statements, including the assumptions regarding allocation of expenses, are reasonable. Nevertheless, the financial statements may not include all of the actual expenses that would have been incurred by the Business and may not reflect the Business’s financial position, results of operations and cash flows that would have been reported if the Business had been a stand-alone entity during the period presented.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires the Business’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses and allocation of expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Business’s goodwill and long-lived assets for impairments, allowances for uncollectible accounts, inventory valuation, and warranty reserves and expense allocations. The Business’s management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value of Financial Instruments

Accounting Standards Codification (‘‘ASC’’) 820, Fair Value Measurements and Disclosures (‘‘ASC 820’’), defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the U.S., and enhances disclosures about fair value measurements. ASC 820 describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

●	Level 1 - Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

●

Level 2 - Pricing inputs are quoted for similar assets, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets or liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

●

Level 3 - Pricing inputs are unobservable for the assets or liabilities; that is, the inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

The Business's management determines when a financial instrument transfers between levels based on management’s judgment of the significance of unobservable inputs used to calculate the fair value of the financial instrument.

Management believes the carrying amounts of the short-term financial instruments, including accounts receivable, prepaid expense and other assets, accounts payable, accrued liabilities, contract liabilities, and refund liabilities reflected in the accompanying balance sheet approximate fair value at December 31, 2018 due to the relatively short-term nature of these instruments.

Accounts Receivable and Allowance for Uncollectible Accounts

Accounts receivable consist of the receivables directly associated with revenue derived from product sales. An allowance for uncollectible accounts is recorded to allow for any amounts that may not be recoverable, based on an analysis of prior collection experience, customer credit worthiness and current economic trends. Based on management’s review of accounts receivable, an allowance for doubtful accounts at December 31, 2018 of $73 thousand is considered adequate. The reserve takes into account aged receivables that management believes should be specifically reserved for as well as historic experience with bad debts to determine the total reserve appropriate. Receivables are determined to be past due based on the payment terms of original invoices. The Business grants credit to its customers, with standard terms of net 30 days. The Business’s management routinely assesses the financial strength of its customers and, therefore, believes that its accounts receivable credit risk exposure is limited. Additionally, the Business maintains a foreign credit receivables insurance policy that covers many of the Business’s foreign customer receivable balances in effort to further reduce credit risk exposure.

Inventories

Inventories consist of finished products directly attributed to the Business and are stated at the lower of cost or market through the moving average cost method.

At December 31, 2018, inventory is presented on the balance sheet net of reserves. The Business’s management provides reserves for inventories estimated to be excess, obsolete or unmarketable. The Business’s estimation process for assessing the net realizable value is based upon its known backlog, projected future demand, historical usage and expected market conditions. Inventories, on the balance sheet, by category consists of:

(In thousands)	As of December 31, 2018
Finished goods	$6,912
Inventory reserves	(460)
Total inventories	$6,452

Furniture and Equipment

Allocated furniture and equipment are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives.

Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives for furniture, and equipment are as follows:

Estimated Useful Life
Furniture and equipment	3 to 10 years

Maintenance, repairs and minor replacements are charged to expenses when incurred. When furniture and equipment are sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account, and any gain or loss is included in the statement of income.

Allocated Long-Lived Assets

Allocated long-lived assets including finite-lived identifiable assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. In performing the review for recoverability, the future cash flows expected to result from the use of the asset and its eventual disposition are estimated. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the long-lived asset, an impairment loss is recognized as the excess of the carrying amount over the fair value. Otherwise, an impairment loss is not recognized. Management estimates the fair value and the estimated future cash flows expected. Any changes in these estimates could impact whether there was impairment and the amount of the impairment.

Allocated Identifiable Intangible Assets

Allocated intangible assets are stated at cost net of accumulated amortization and impairment. The fair value for intangible assets acquired through acquisitions is measured at the time of acquisition utilizing the following inputs, as needed:

1.  Inputs used to measure fair value are unadjusted quote prices available in active markets for the identical assets or liabilities if available.

 2.    Inputs used to measure fair value, other than quoted prices included in 1, are either directly or indirectly observable as of the reporting date through correlation with market data, including quoted prices for similar assets and liabilities in active markets and quoted prices in inactive markets. This includes assets and  liabilities valued using models or other pricing methodologies that do not require significant judgment since the input assumptions used in the models, such as interest rates and volatility factors, are corroborated by readily observable data from actively quoted markets for substantially the full life of the asset.

 3.    Inputs used to measure fair value are unobservable inputs supported by little or no market activity and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

 4.    Expert appraisal and fair value measurement as completed by third-party experts.

The following are the estimated useful lives for intangible assets:

Estimated Useful Life
Finite-lived intangible assets
Trade name – V-Infinity	5 years
Technology rights	20 years
Product certifications - CUI, Inc.	3 years
Other intangible assets	See endnote (1)

Indefinite-lived intangible assets
Trade name	See endnote (2)
Customer list	See endnote (2)

(1)      Other intangible assets are amortized over an appropriate useful life, as determined by management in relation to the other intangible asset characteristics.

(2)      Indefinite-lived intangible assets are reviewed annually for impairment and when circumstances suggest.

Indefinite-Lived Intangibles and Goodwill Assets

The Business accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, Business Combinations, where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

Annual Test. The Parent tests for impairment of indefinite-lived intangibles and Goodwill, which includes the amounts that were allocated to the Business, in the second quarter of each year and whenever events or circumstances indicate that the carrying amount of Goodwill or indefinite-lived intangibles exceeds their fair value and may not be recoverable. A qualitative assessment for indefinite-lived assets at May 31, 2018, followed the guidance in ASC 350-30-35-18A and 18B. The Parent performed a qualitative analysis of goodwill and a qualitative analysis of its indefinite-lived intangibles as of May 31, 2018 and determined there was no impairment of allocated indefinite-lived intangibles and goodwill. In addition, management has concluded that the fair value of the Business’s indefinite-lived intangibles and goodwill exceeded the related carrying values at December 31, 2018 and determined that there was no impairment at that date.

Accrued expenses

Accrued expenses are liabilities that reflect expenses on the statement of income that have not been paid or recorded in accounts payable at the end of the period. At December 31, 2018, direct and allocated accrued expenses consisted of the following:

(In thousands)
Accrued Inventory	$897
Accrued commissions	230
Accrued payroll and payroll taxes	157
Total	$1,284

Defined Contribution Plans

CUI, Inc. has a 401(k) retirement savings plan that allows employees to contribute to the plan after they have completed two months of service and are 18 years of age. CUI, Inc. matches the employee’s contribution up to 6% of total compensation. CUI, Inc. made employer contributions, net of forfeitures of $0.2 million that were allocated to the Business for 2018.

Revenue Recognition

On January 1, 2018, the Parent and accordingly, the Business adopted the new accounting standard ASC 606, Revenue from Contracts with Customers, and all the related amendments (“new revenue standard"),  which  supersedes  nearly  all  existing  revenue recognition guidance under U.S. GAAP. This guidance includes the required steps to achieve the core principle that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The new revenue standard was applied using the modified retrospective method. The Business recognized the cumulative effect of initially applying the new revenue standard as an adjustment to Net Parent Investment as of January 1, 2018. As a result of the adoption of this standard, certain changes have been made to the balance sheets. The Business expects the ongoing impact of the adoption of the new standard to primarily affect the timing of revenue recognition. The most significant impact was on revenue with certain distribution customers that was previously recorded as “sell through.” Under the new accounting guidance, the Business records the revenue upon sale to the distributor with an appropriate amount reserved for estimated returns and allowances as the Business recognizes revenue at the time the related performance obligation is satisfied by transferring a promised good or service to its customers. Revenue is based upon the transfer of goods and satisfaction of its performance obligations as of a point in time. During the transition, this had the effect of having a certain amount of revenue not recorded as revenue but as part of the cumulative effect of the accounting change. The cumulative effect adjustment recorded as of January 1, 2018 was a net $1.1 million increase to Net Parent Investment that was net of a $0.4 million tax effect.

The Business recognized the cumulative effect of initially applying ASC 606 as an adjustment to Net Parent Investment in the balance sheet as of January 1, 2018 as follows:

(In thousands)	Balance at December 31, 2017	Adjustments Due to ASC 606	Balance at January 1, 2018

Balance Sheet
Assets:
Inventories	$6,080	$(1,679)	$4,401
Total current assets	9,776	(1,679)	8,097
Total assets	$22,787	$(1,679)	$21,108

Liabilities:
Contract liabilities	$3,940	$(3,739)	$201
Refund liabilities	431	539	970
Total current liabilities	7,535	(3,200)	4,335
Deferred tax liabilities	856	446	1,302
Total liabilities	8,391	(2,754)	5,637

Net Parent Investment:
Net parent investment	14,396	1,075	15,471
Total liabilities and net parent investment	$22,787	$(1,679)	$21,108

The impact of adoption on the Business’s balance sheet and statement of income as of and for the year ended December 31, 2018 was as follows:

	For the Year Ended December 31, 2018
(In thousands)	As Reported	Balances Without Adoption of ASC 606	Effect of Change Higher / (Lower)
Statement of Income
Total revenues	$40,241	$38,595	$1,646
Cost of revenues	23,110	22,107	1,003
Gross profit	17,131	16,488	643
Income from operations	6,899	6,256	643
Income before taxes	6,904	6,261	643
Income tax expense	1,926	1,750	176
Net Income	$4,978	$4,511	$467

	As of December 31, 2018
(In thousands)	As Reported	Balances Without Adoption of ASC 606	Effect of Change Higher / (Lower)

Balance Sheet
Assets:
Inventories	$6,452	$9,160	$(2,708)
Total current assets	11,074	13,782	(2,708)
Total assets	$23,786	$26,494	$(2,708)

Liabilities:
Contract liabilities	$100	$5,721	$(5,621)
Refund liabilities	1,426	678	748
Total current liabilities	5,551	10,424	(4,873)
Deferred tax liabilities	344	562	(218)
Total liabilities	5,895	10,986	(5,091)

Net Parent Investment:
Net parent investment	17,891	15,508	2,383
Total liabilities, and net parent investment	$23,786	$26,494	$(2,708)

The adoption of ASC 606 had no impact on the Business’s cash flows from operations.

Revenue is recognized when the Business satisfies a performance obligation, and this occurs upon shipment and ownership transfer of the Business's products to the Business's customers at a point in time.

Accounts Receivable and Contract Liabilities

Accounts receivable are recognized in the period when the Business’s right to consideration is unconditional. Accounts receivable are recognized net of an allowance for doubtful accounts. A considerable amount of judgment is required in assessing the likelihood of realization of receivables.

The timing of revenue recognition may differ from the timing of invoicing to customers. Contract liabilities include advanced payments from the Business’s customers on certain contracts. Contract liabilities decrease as the Business recognizes revenue from the satisfaction of the related performance obligation and are recorded as either current or long-term, depending upon when the Business expects to recognize such revenue.

Activity in the current contract liabilities for the year ended December 31, 2018 was as follows:

(In thousands)

Current contract liabilities - January 1, 2018	$201
Contract additions, net	59
Revenue recognized	(160)
Total contract liabilities - December 31, 2018	$100

Refund Liabilities and Corresponding Inventory Adjustment

Refund liabilities primarily represent estimated future new product introduction returns and estimated future scrap returns. Estimated future returns and allowances are reserved based on historical return rates. In addition to the refund liabilities recorded for future returns, the Business also records an adjustment to inventory and corresponding adjustment to cost of revenue for the Business’s right to recover products from customers upon settling the refund liability.

Performance Obligations

Remaining Performance Obligations

Remaining performance obligations represents the transaction price of firm orders for which work has not been performed and excludes unexercised contract options and potential orders under ordering-type contracts. As of December 31, 2018, the Business’s remaining performance obligations are generally expected to be filled within the next 12 months.

Any adjustments to net revenues, cost of revenues, and the related impact to operating income are recognized as necessary in the period they become known. These adjustments may result from positive program performance and may result in an increase in operating income during the performance of individual performance obligations, if the Business determines that the Business will be successful in mitigating risks surrounding the technical, schedule and cost aspects of those performance obligations. Likewise, these adjustments may result in a decrease in operating income if the Business determines that the Business will not be successful in mitigating these risks. Changes in estimates of net revenues, cost of revenues and the related impact to operating income are recognized on a cumulative catch-up basis in the period they become known. For separately priced extended warranty or product maintenance performance obligations, when estimates of total costs to be incurred on the performance obligation exceed total estimates of revenue to be earned, a provision for the entire loss on the performance obligation is recognized in the period the loss is determined.

Performance Obligations Satisfied at a Point in Time

Revenue from goods and services transferred to customers at a single point in time accounted for 100% of revenues for the year ended December 31, 2018. Revenue on these contracts is recognized when the product is shipped and the customer takes ownership of the product. Determination of ownership and control transfer is determined by shipping terms delineated on the customer purchase orders.

Variable Consideration

The nature of the Business’s contracts gives rise to several types of variable consideration, including new product introduction returns and scrap return allowances. The Business includes new product introduction and scrap return estimates in the Business’s calculation of net revenue when there is a basis to reasonably estimate the amount of the returns. These estimates are based on historical return experience, anticipated returns and the Business’s best judgment at the time. These amounts are included in the Business’s calculation of net revenue recorded for the Business’s contracts and the associated remaining performance obligations.

The following table presents the Business’s revenues disaggregated by revenue source for the year ended December 31, 2018:

(In thousands)

Distributor sales	$26,031
Direct sales	14,210
Total revenues	$40,241

The following table presents the Business’s revenues disaggregated by region based on origin for the year ended December 31, 2018:

(In thousands)

USA	$40,241
Total revenues	$40,241

Shipping and Handling Costs

Amounts billed to customers in sales transactions related to shipping and handling represent revenues earned for the goods provided and are included in revenues and were approximately $14 thousand for the year ended December 31, 2018. The Business expenses inbound shipping and handling costs as cost of revenues.

Advertising

The costs incurred for producing and communicating advertising are charged to income as incurred. Allocated advertising expense for the year ended December 31, 2018 was $0.8 million. In addition to these advertising costs, the Business also incurs advertising related costs for advertising completed in partnership with the Business’s distributors. These costs are offset against revenues. During 2018, the allocated advertising costs offset against revenues was $0.3 million.

Income Taxes

Income taxes are accounted for under the asset and liability method of FASB Accounting Standards Codification No. 740 (‘‘FASB ASC 740’’), Income Taxes. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that management believes it is more likely than not that such deferred tax assets will not be realized.

The Business prepared the financial statement income tax provision and associated deferred tax assets and liabilities as if it were a standalone entity. Any required income tax payable and/or receivable amounts are recorded as a component of net distributions to parent included in the Net Parent Investment.

The income tax expense consists of current and deferred taxes. Income tax expense is recognized in the statement of income.

The Business does not file separate tax returns as it is included in the consolidated tax reporting of CUI Global, Inc. Accordingly, the income tax provision for the Business included in these financial statements was calculated using a method consistent with a separate return basis.

3.	FURNITURE AND EQUIPMENT, NET

Allocated furniture and equipment is summarized as follows at December 31, 2018:

(In thousands)

Furniture and equipment	$1,455
Less accumulated depreciation	(1,318)
Furniture and equipment, net	$137

Depreciation expense for the year ended December 31, 2018 was $0.1 million.

4.	GOODWILL AND INTANGIBLE ASSETS

The following table reflects the allocated carrying amount of goodwill as of December 31, 2018. There was no activity that affected goodwill in 2018:

(In thousands)

Balance, December 31, 2018	$8,003

At December 31, 2018, allocated gross carrying amount and accumulated amortization of intangible assets, other than goodwill, are as follows:

(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net Amount
Finite-lived intangible assets
Trademark and tradename - V-Infinity	$1,095	$(1,095)	$—
Trademark and tradename - Other	27	(27)	—
Technology rights	170	(123)	47
Product certifications	1,418	(1,078)	340
Other intangible assets	114	(114)	—
Total finite-lived intangible assets	2,824	(2,437)	387

Indefinite-lived intangible assets
Trademark and tradename	3,034	—	3,034
Customer list	1,151	—	1,151
Total indefinite-lived intangible assets	4,185	—	4,185
Total identifiable intangible assets	$7,009	$(2,437)	$4,572

All intangibles are reviewed annually for impairment, or sooner if circumstances change. Intangible assets are amortized over an appropriate useful life, as determined by management in relation to the intangible asset characteristics. See Note 2 for more information on estimated useful lives for finite-lived intangible assets.

Allocated intangible asset amortization by category was as follows:

(In thousands)	For the Year Ended December 31, 2018

Trademarks and trade name	$4
Technology rights	6
Product Certifications	345
Other Intangibles	1
Total amortization	$356

Estimated future amortization by category of allocated finite-lived intangible assets at December 31, 2018 was as follows:

	For the Years Ending December 31,
(In thousands)	2019	2020	2021	2022	2023	2024 and Thereafter	Totals
Technology rights	$6	$6	$6	$6	$6	$17	$47
Product Certifications	203	109	28	—	—	—	340

Total amortization	$209	$115	$34	$6	$6	$17	$387

5.	COMMITMENTS AND CONTINGENCIES

Legal Matters

The Business may be involved in certain legal actions arising from the ordinary course of business. While it is not feasible to predict or determine the outcome of these matters, the Business’s management does not anticipate that any of these matters, or these matters in the aggregate, will have a material adverse effect on the financial position or results of operations.

Commissions, Royalty and License Fee Agreements

Royalty and license fees are paid in accordance with their related agreements, either on a monthly or quarterly basis. As of December 31, 2018, $8 thousand was accrued for royalty and license fees payable, and is reported as a current liability in accounts payable.

External Sales Representative Commissions

Commissions to external sales representatives are paid in accordance with their related agreements, either on a monthly or annual basis. As of December 31, 2018, $0.2 million was accrued for commissions to external sales representatives and is reported as a current liability in accrued expenses.

Leases

CUI, Inc. executed a sale-leaseback transaction of its Tualatin, OR headquarters facility in December of 2018. There was $9 thousand of allocated rent expense associated with this lease in 2018, and the Business’s allocated portion of the monthly rent expense and common area maintenance (“CAM”) charges in 2019 will be approximately $30 thousand per month.  The Business is not a legal obligor on the lease.

Allocated rental expense was $13 thousand in 2018 and is included in selling, general and administrative expense on the statement of income.

Collateral

The Business’s accounts receivable and inventory were held as collateral on CUI Inc.’s line of credit. The line of credit is not allocated to the Business as it is not a legal obligor to the debt.

6.	NET PARENT INVESTMENT AND EXPENSE ALLOCATION

CUI Global, Inc. provides certain management and administrative services to the portion of CUI, Inc. included in the Business. An allocation of the costs of such services as well as allocation of certain CUI, Inc. expenses are reflected in appropriate categories in the accompanying statement of income for the year ended December 31, 2018. In addition, an allocation of certain assets and liabilities of CUI Global, Inc. and CUI Inc. related to the Business has been allocated in the accompanying balance sheet as of December 31, 2018. These allocations have been made to reflect the financial statements of the Business as if it had been a standalone entity. Management believes these allocations are reasonable and have been reflected as net distributions to parent in the Net Parent Investment (see Note 1).

7.	INCOME TAXES

The Business is included in the consolidated income tax return of CUI Global, Inc. Accordingly, the Business prepared its income tax provision and associated deferred tax assets and liabilities as if it was a stand-alone entity for tax purposes. Any required current income tax payable and/or receivable amounts for the Business are recorded as net distributions to Parent in the Net Parent Investment.

Income before income taxes for the year ended December 31, 2018, consisted of the following:

(In thousands)

U.S. operations	$6,904
Income before income taxes	$6,904

The income tax provision for the year ended December 31, 2018 consisted of the following:

(In thousands)

Current:
Federal	$2,046
State and local	837
Foreign	—
Total current provision	2,883
Deferred:
Federal	(738)
State and local	(219)
Foreign	—
Total deferred benefit	(957)
Total income tax provision	$1,926

The following table provides a reconciliation of the U.S. federal statutory tax to the recorded tax provision for the year ended December 31, 2018:

(In thousands)

Computed federal income taxes at the statutory rate	$1,450
State income taxes	459
Permanent tax differences	17
Total income tax provision	$1,926

The Business accounts for income taxes under the asset-liability method. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided when it is “more-likely-than-not” that the benefits of existing deferred tax assets will not be realized in a future period.

Significant components of the Business’s deferred tax assets and liabilities as of December 31, 2018 are as follows:

(In thousands)

Deferred tax assets:
Intangible assets	$15
Furniture and equipment	139
Inventory and accounts receivable reserves	250
Refund liabilities	389
Other	3
Deferred tax assets	796

Deferred tax liabilities:
Intangible assets	(1,140)
Total deferred tax liabilities	(1,140)
Net deferred tax liabilities	$(344)

The deferred tax liability for intangible assets at December 31, 2018 relates to indefinite-lived intangibles, which will only reverse at the time of ultimate sale or impairment of the underlying intangible assets.

The Parent accounts for income tax uncertainties using a threshold of “more-likely-than-not” in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). As of December 31, 2018, the Parent has reviewed all of its tax filings and positions taken on its returns and has not identified any material current or future effect on its results of operations, cash flows or financial position. As such, the Business has not recorded any tax, penalties or interest on tax uncertainties. It is Business policy to record any interest on tax uncertainties as a component of income tax expense.

8.	CONCENTRATIONS

During 2018, 52% of revenues were derived from customers that individually had over 10% of the Business’s total revenues: In 2018, Digi-Key Electronics was at 34% and Future Electronics was at 18%.

The Business’s major product lines in 2018 were power products.

At December 31, 2018, of the gross trade accounts receivable totaling approximately $4.4 million, 13% was due from Digi-Key Electronics.

At December 31, 2018, 16% of the Company’s accounts receivable was due from companies located in China.

During 2018, the Business had a supplier concentration of 71% from four vendors (inventory) with a concentration over 10%. Concentration percentages for the four vendors in 2018 were approximately 22%, 21%, 16% and 12%.

9.	SUBSEQUENT EVENT

The Business has evaluated subsequent events from the balance sheet date through February 13, 2020, the date at which the financial statements were available to be issued and noted the following:

On November 8, 2019, CUI Global, Inc. (“Parent”) entered into an asset sale agreement with CUI, Inc. (“Seller”) and Bel Fuse Inc. (“Buyer”). Pursuant to the terms of the asset sale agreement, the Seller and Parent, excluding CUI-Canada and CUI Japan, agreed to sell and assign to the Buyer, the rights and obligations of Seller and Parent to the assets constituting the majority of its power supply business of Seller and Parent, excluding CUI-Canada and CUI Japan, effective upon close of the transaction, which was December 3, 2019, for $29.2 million after taking into account working capital adjustments.

CERTAIN BUSINESS COMPONENTS AND PORTIONS

OF CUI GLOBAL, INC.’S POWER AND

ELECTROMECHANICAL BUSINESS

Unaudited Condensed Financial Statements of Certain

Business Components of the Power and Electromechanical

Business that have been acquired by Bel Fuse Inc. and

Certain Allocations from CUI Global, Inc.

As of and for the Nine Months Ended September 30, 2019

1

Contents - Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business

(Unaudited)

Condensed Balance Sheet	3
Condensed Statement of Income	4
Condensed Statement of Changes in Net Parent Investment	5
Condensed Statement of Cash Flows	6
Notes to Condensed Financial Statements:	8
1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION	8
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES	9
3. COMMITMENTS AND CONTINGENCIES	12
4. NET PARENT INVESTMENT AND EXPENSE ALLOCATION	12
5. INCOME TAXES	12
9. SUBSEQUENT EVENT	13

2

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Condensed Balance Sheet

As of September 30, 2019

(Unaudited)

(In thousands)

Assets:
Current Assets:
Trade accounts receivable, net of allowance of $96	$4,222
Inventories	5,757
Prepaid expenses and other	298
Total current assets	10,277

Furniture and equipment, less accumulated depreciation of $1,379	121
Goodwill	8,003
Intangible assets, less accumulated amortization of $2,592	4,526
Deposits and other assets	7
Total assets	$22,934

Liabilities and Net Parent Investment:
Current Liabilities:
Accounts payable	$4,247
Accrued expenses	1,331
Contract liabilities	111
Refund liabilities	2,050
Total current liabilities	7,739

Deferred tax liabilities	76
Total liabilities	7,815

Commitments and contingencies

Net Parent Investment	15,119
Total liabilities and net Parent investment	$22,934

See accompanying notes to condensed financial statements

3

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Condensed Statement of Income

For the Nine Months Ended September 30, 2019

(Unaudited)

(in thousands)

Total revenues	$25,307

Cost of revenues	14,976

Gross profit	10,331

Operating expenses:
Selling, general and administrative	7,987
Depreciation and amortization	60
Research and development	1
Other	(10)

Total operating expenses	8,038

Income from operations	2,293

Other expense	(4)

Income before income taxes	2,289

Income tax expense	624

Net income	$1,665

See accompanying notes to condensed financial statements

4

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Condensed Statement of Changes in Net Parent Investment

For the Nine Months Ended September 30, 2019

(Unaudited)

(In thousands)

Balance, December 31, 2018	$17,891

Net distributions to Parent company	(4,437)
Net income for the nine months ended September 30, 2019	1,665

Balance, September 30, 2019	$15,119

See accompanying notes to condensed financial statements

5

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Condensed Statement of Cash Flows

For the Nine Months Ended September 30, 2019

(Unaudited)

(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	78
Amortization of intangibles	146
Bad debt expense	23
Deferred income taxes	(268)
Inventory reserve	90
(Increase) decrease in operating assets:
Trade accounts receivable	120
Inventories	605
Prepaid expenses and other current assets	(41)
Deposits and other assets	(7)
Increase (decrease) in operating liabilities:
Accounts payable	1,466
Accrued expenses	47
Refund liabilities	624
Contract liabilities	11
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,559

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of furniture and equipment	(56)
Investments in other intangible assets	(66)
NET CASH USED IN INVESTING ACTIVITIES	(122)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net distributions to Parent	(4,437)
NET CASH USED IN FINANCING ACTIVITIES	(4,437)

Net increase (decrease) in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—

See accompanying notes to condensed financial statements

6

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business (Note 1)

Condensed Statements of Cash Flows (continued)

For the Nine Months Ended September 30, 2019

(Unaudited)

(In thousands)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued furniture and equipment purchases	$6
Accrued investment in other intangible assets	$34

See accompanying notes to condensed financial statements

7

Certain Business Components and Portions of

CUI Global, Inc.'s Power and Electromechanical Business

Notes to Unaudited Condensed Financial Statements

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Certain business components of CUI, Inc. and certain components of CUI Global, Inc.’s (“CUI Global”) or (“Parent”) Power and Electromechanical Business (collectively, the "Business") have been carved out from CUI Global, Inc.’s consolidated financial statements. The Business has not historically constituted a separate legal group and stand-alone financial statements have not previously been prepared for the Business. A portion of corporate expenses and CUI, Inc.’s expenses that were included in CUI Global’s consolidated financial statements as well as certain assets and liabilities have been allocated in these condensed financial statements in accordance with carve-out reporting. The accompanying condensed financial statements present the historical financial position, results of operations and cash flows of the Business, which reflects the business activities acquired by Bel Fuse Inc. from CUI Global, Inc. and CUI, Inc. (see Note 6).

The Business (through CUI, Inc.) is a provider of power components including power supplies, transformers, converters, connectors and industrial controls for Original Equipment Manufacturers (“OEMs”).

The Business defines its product offerings as: power supply solutions, which consists of external and embedded AC-DC power supplies, DC-DC converters, and advanced power supply solutions. These offerings provide a technology architecture that addresses power and related accessories to industries as broadly ranging as consumer electronics, medical and defense, among others.

Basis of Presentation

These condensed financial statements have been prepared on a standalone basis derived from the consolidated financial statements and related accounting records of CUI, Inc. and CUI Global, Inc. and have been prepared specifically for the purpose of facilitating the purchase of the Business, by Bel Fuse Inc. The accompanying condensed financial statements include revenues directly generated by the Business, direct and allocated operating expenses and other costs and expenses attributable to the Business, and the assets and liabilities that management has determined are specifically attributable to or allocated to the Business. As such, the condensed financial statements reflect the historical results of operations, financial position, and cash flows of the Business as they were historically managed and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). The balance sheet reflects those direct and allocated assets and liabilities that represent elements of the historical financial position of the Business including assets and liabilities retained by the Parent as a consequence of the Asset Purchase Agreement with Bel Fuse Inc. The cash held by the Parent was not specifically identifiable to the Business and therefore was not allocated. Third-party debt held by the Parent has not been allocated to the Business as the Business is not a legal obligor to the debt. Intercompany  transactions with CUI, Inc. and CUI Global, Inc. are considered to be

8

settled for cash in the cash flow statement in the same period as reported by the Parent. Current income taxes and allocated expenses are deemed to have been remitted to CUI Global, Inc. in the period the related expenses were recorded. The total net effect of the assumed settlement of these items is reflected in the cash flow statement as a financing activity (net distributions to Parent) and in the balance sheet within the Net Parent Investment section. Net Parent Investment represents the Business’s cumulative earnings (loss) as adjusted for assumed settlement of net distributions to Parent. A discussion of the relationship with CUI Global, Inc., and CUI, Inc. including a description of the costs allocated to the Business, is included in Note 4. The condensed financial statements reflect allocations of expenses related to certain support functions that are provided on a centralized basis by CUI Global, Inc. These expenses and expenses of CUI, Inc. have been allocated to the Business on the basis of direct usage when identifiable, with others allocated based on relevant criteria. Management believes the assumptions underlying the condensed financial statements, including the assumptions regarding allocation of expenses, are reasonable. Nevertheless, the condensed financial statements may not include all of the actual expenses that would have been incurred by the Business and may not reflect the Business’s financial position, results of operations and cash flows that would have been reported if the Business had been a stand-alone entity during the period presented.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying interim unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information, which includes condensed financial statements. Accordingly, they do not include all the information and notes necessary for a comprehensive presentation of financial position and results of operations and should be read in conjunction with the Business’s audited financial statements for the year ended December 31, 2018. The Business’s significant accounting policies are summarized in Note 2 of the Business’s audited financial statements for the year ended December 31, 2018 included elsewhere in this Form 8-K. There were no significant changes to these accounting policies during the nine months ended September 30, 2019. The following disclosures have been condensed for the unaudited condensed financial statements presented.

Use of Estimates

The preparation of these condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires the Business’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of revenues and expenses and allocation of expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Business’s goodwill and long-lived assets for impairments, allowances for uncollectible accounts, inventory valuation, and warranty reserves and expense allocations. The

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Business’s management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value of Financial Instruments

Accounting Standards Codification (‘‘ASC’’) 820, Fair Value Measurements and Disclosures (‘‘ASC 820’’), defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the U.S., and enhances disclosures about fair value measurements. ASC 820 describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value, which are the following:

●	Level 1 - Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

●

Level 2 - Pricing inputs are quoted for similar assets, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets or liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

●

Level 3 - Pricing inputs are unobservable for the assets or liabilities; that is, the inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

The Business determines when a financial instrument transfers between levels based on management’s judgment of the significance of unobservable inputs used to calculate the fair value of the financial instrument.

Management believes the carrying amounts of the short-term financial instruments, including, accounts receivable, prepaid expense and other assets, accounts payable, accrued liabilities, contract liabilities, refund liabilities, and other liabilities reflected in the accompanying condensed balance sheet approximate fair value at September 30, 2019, due to the relatively short-term nature of these instruments.

Inventories

Inventories consist of finished products directly attributed to the Business and are stated at the lower of cost or market through the moving average cost method.

10

At September 30, 2019, inventory is presented on the condensed balance sheet net of reserves. The Business’s management provides reserves for inventories estimated to be excess, obsolete or unmarketable. The Business’s estimation process for assessing the net realizable value is based upon its known backlog, projected future demand, historical usage and expected market conditions. Inventories on the condensed balance sheet, by category consists of:

As of
September 30,
(In thousands)	2019
Finished goods	$6,307
Inventory reserves	(550)
Total inventories	$5,757

Accrued expenses

Accrued expenses are liabilities that reflect expenses on the condensed statement of income that have not been paid or recorded in accounts payable at the end of the period. At September 30, 2019, direct and allocated accrued expenses consisted of the following:

(In thousands)
Accrued Inventory	$420
Accrued commissions	275
Accrued payroll and payroll taxes	592
Other	44
Total	$1,331

Revenue Recognition

Performance Obligations

Remaining Performance Obligations

Remaining performance obligations represents the transaction price of firm orders for which work has not been performed and excludes unexercised contract options and potential orders under ordering-type contracts. As of September 30, 2019, the Business’s remaining performance obligations are generally expected to be filled within the next 12 months.

The following table presents the Business’s revenues disaggregated by revenue source for the nine months ended September 30, 2019:

(In thousands)
Distributor sales	$15,213
Direct sales	10,094
Total revenues	$25,307

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The following table presents the Business's revenues disaggregated by region based on origin for the nine months ended September 30, 2019:

(In thousands)
USA	$25,307
Total revenues	$25,307

3.	COMMITMENTS AND CONTINGENCIES

Legal Matters

The Business may be involved in certain legal actions arising from the ordinary course of business. While it is not feasible to predict or determine the outcome of these matters, the Business does not anticipate that any of these matters, or these matters in the aggregate, will have a material adverse effect on the financial position or results of operations.

Leases

The Business has been allocated rental expense of approximately $360 thousand, including common area charges, from the Parent included in selling, general and administrative expense on the condensed statement of income.  The Business is not a legal obligor on the lease.

4.	NET PARENT INVESTMENT AND EXPENSE ALLOCATION

CUI Global, Inc. provides certain management and administrative services to the portion of CUI, Inc. included in the Business. An allocation of the costs of such services as well as allocation of certain CUI, Inc. expenses are reflected in appropriate categories in the accompanying condensed statement of income for the nine months ended September 30, 2019. In addition, an allocation of certain assets and liabilities of CUI Global, Inc. and CUI Inc. related to the Business has been allocated in the accompanying condensed balance sheet as of September 30, 2019. These allocations have been made to reflect the condensed financial statements of the Business as if it had been a standalone entity. Management believes these allocations are reasonable and have been reflected as net distributions to Parent in the Net Parent Investment (see Note 1).

5.	INCOME TAXES

The Business is included in the consolidated income tax return of CUI Global, Inc. Accordingly, the Business prepared its income tax provision and associated deferred tax assets and liabilities as if it was a stand-alone entity for tax purposes. Any required current income tax payable and/or receivable amounts for the Business are recorded as net distributions to Parent in the Net Parent Investment.

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The Parent accounts for income tax uncertainties using a threshold of "more-likely-than-not" in accordance with the provisions of ASC Topic 740, Income Taxes ("ASC 740"). As of September 30, 2019, the Parent has reviewed all of its tax filings and positions taken on its returns and has not identified any material current or future effect on its results of operations, cash flows or financial position. As such, the Business has not recorded any tax, penalties or interest on tax uncertainties. It is Business policy to record any interest on tax uncertainties as a component of income tax expense.

6.	SUBSEQUENT EVENT

The Business has evaluated subsequent events from the condensed balance sheet date through February 13, 2020, the date at which the condensed financial statements were available to be issued and noted the following:

On November 8, 2019, CUI Global, Inc. (“Parent”) entered into an asset sale agreement with CUI, Inc. (“Seller”) and Bel Fuse Inc. (“Buyer”). Pursuant to the terms of the asset sale agreement, the Seller and Parent, excluding CUI-Canada and CUI Japan, agreed to sell and assign to the Buyer, the rights and obligations of Seller and Parent to the assets constituting the majority of its power supply business of Seller and Parent, excluding CUI-Canada and CUI Japan, effective upon close of the transaction, which was December 3, 2019, for $29.2 million after taking into account working capital adjustments.

13